UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: June 26, 2008

Commission File Number: 333-118398

SOUND REVOLUTION INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

3281 Chartwell Green
Coquitlam, British Columbia
Canada V3E 3M9
(Address of principal executive offices)

604.376.0396
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.

On June 10, 2008, the Board of Directors and holders of a majority of the outstanding shares of common stock of Sound Revolution Inc. (the “Company”) approved (i) a 1-for-42 reverse stock split of the outstanding shares of common stock the Company and (ii) an increase in the number of authorized share capital of the Company from 100,000,000 to 110,000,000 shares. 100,000,000 shares out the total authorized capital shall be common stock and 10,000,000 shall be preferred stock. On June 26, 2008, the reverse stock split and the increase in the Company’s authorized capital came into effect.

Sound Revolution Inc. amended its Articles of Incorporation to effect the increase in the authorized capital and the reverse stock split by filing a Certificate of Amendment with the Delaware Secretary of State. On June 26, 2008, as a result of the Amendment, the number of the outstanding shares of common stock of Sound Revolution was decreased from 10,854,629 shares to 258,444 shares of common stock. The Certificate of Amendment to the Articles of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s symbol on the Over the Counter Bulletin Board has changed, effective June 26, 2008, as a result of the reverse split from “SRVN.OB” to “SRLU.OB“.

Item 9.01. Financial Statements and Exhibits

(a) Exhibits.

3.1 Certificate of Amendment to the Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2008	SOUND REVOLUTION INC. (Registrant)

By: /s/ Robin Ram
Robin Ram, Director, President,
Chief Executive Officer